Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Royal Caribbean Cruises Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Miami, FL
March 23, 2009